Exhibit 99.1

PACKAGING CORPORATION OF AMERICA REPORTS THIRD QUARTER 2016 RESULTS

Lake Forest, IL, October 19, 2016 – Packaging Corporation of America (NYSE: PKG) today reported third quarter 2016 net income of $119 million, or $1.26 per share and $1.30 per share excluding special items. Third quarter net sales were $1.5 billion in 2016 and in 2015.

Diluted earnings per share attributable to Packaging Corporation of America shareholders

	Three Months Ended
	September 30
	2016	2015	Change
Reported Diluted EPS	$1.26	$1.31	$(0.05)
Special Items Expense (1)	0.04	(0.05)	0.09
Diluted EPS excluding Special items	$1.30	$1.26	$0.04

(1) For descriptions and amounts of our special items see page 4.

Reported earnings include the impact of $.04 of special items expense in the third quarter of 2016 and $.05 of special items income in 2015. Excluding special items, the $.04 per share increase in third quarter 2016 earnings compared to the third quarter of 2015, was driven primarily by higher containerboard, corrugated products and white paper sales volumes ($.04), higher white paper prices and mix ($.03), lower costs for energy ($.03), fiber ($.07) and freight ($.03), lower annual outage costs ($.01) and a lower share count resulting from share repurchases ($.04). These items were partially offset by lower domestic containerboard and corrugated products prices and mix ($.13), lower containerboard export prices ($.02), lower paper production volume ($.02), and higher costs for labor and fringes ($.04).

Financial information by segment is summarized below and in the schedules with this release.

	(dollars in millions)
	Three Months Ended
	September 30
	2016	2015
Segment income (loss)
Packaging	179.6	198.2
Paper	44.5	39.5
Corporate and Other	(17.7)	(18.3)
	206.4	219.4

Segment income (loss) excluding special items
Packaging	184.0	194.4
Paper	45.0	32.8
Corporate and Other	(17.7)	(15.9)
	211.3	211.3

EBITDA excluding special items
Packaging	256.0	267.9
Paper	59.3	46.1
Corporate and Other	(16.4)	(15.0)
	298.9	299.0

In the Packaging segment, corrugated products shipments, excluding TimBar, set all-time records for both total shipments as well as shipments per day with shipments up 1.7% over last year’s record third quarter with the same number of workdays. Packaging segment price and mix was lower than the third quarter of 2015 and the second quarter of 2016. Containerboard production was 950,000 tons, and containerboard inventory was down 11,000 tons compared to the end of the second quarter of 2016 and 16,000 tons below the third quarter of 2015.

Paper segment price and mix was higher than the third quarter of 2015 and the second quarter of 2016. White paper sales volume was higher and pulp volumes were lower compared to the third quarter of 2015 while both paper sales volume and pulp volumes were up versus the second quarter of 2016.

Commenting on reported results, Mark W. Kowlzan, Chairman and CEO, said, “We had an excellent quarter even with lower pricing and mix in our containerboard and corrugated products. Our packaging mills ran very well, and we set all-time record volumes in our corrugated products plants while reducing inventory levels as we quickly integrate our containerboard volume through our new corrugated products plants from the TimBar acquisition. Our Paper segment EBITDA margin increased as we grew our paper volume and achieved additional operational efficiencies while continuing to improve prices since the second quarter 2016 price increase announcements.”

“Looking ahead to the fourth quarter,” Mr. Kowlzan added, “we expect seasonally lower volumes for containerboard and corrugated products, which includes four less shipping days, as well as a seasonally less rich mix in corrugated products, compared to the third quarter. However, we will have three months of TimBar activity in the fourth quarter versus only one month in the third quarter. In addition, we did announce a price increase of $50 per ton effective October 1st to our containerboard customers as well as a price increase to our corrugated products customers. We expect seasonally lower volumes and a less rich mix in white papers and, with colder weather, wood and fuel costs are expected to be seasonally higher along with some price inflation on recycled fiber. Our annual outage costs also will be higher with the scheduled maintenance work at our Filer City, Michigan containerboard mill. Considering these items, we expect fourth quarter earnings of $1.15 per share. In addition, as previously announced, we are on track to close the acquisition of Columbus Container during the fourth quarter. ”

We provide information regarding our use of non-GAAP financial measures and reconciliations of historical non-GAAP financial measures presented in this press release to the most comparable measure reported in accordance with GAAP in the schedules to this press release. We present our earnings expectation for the upcoming quarter excluding special items as special items are difficult to predict and quantify and may reflect the effect of future events. We currently expect special items in the fourth quarter to include fees, expenses and accounting charges relating to the TimBar and Columbus Container acquisitions and other facilities closures. Additional special items may arise due to fourth quarter events.

PCA is the fourth largest producer of containerboard and corrugated packaging products in the United States and the third largest producer of uncoated freesheet paper in North America. PCA operates eight mills and 95 corrugated products plants and related facilities.

CONTACT:

Barbara Sessions
Packaging Corporation of America
INVESTOR RELATIONS: (877) 454-2509
PCA’s Website: www.packagingcorp.com

Conference Call Information:

WHAT:	Packaging Corporation of America’s 3rd Quarter 2016 Earnings Conference Call

WHEN:	Thursday, October 20, 2016 at 10:00 a.m. Eastern Time

CALL-IN	(855) 730-0288 (U.S. and Canada) or (832) 412-2295 (International)

NUMBER:	Dial in by 9:45 a.m. Eastern Time
Conference Call Leader: Mr. Mark Kowlzan

WEBCAST:	http://www.packagingcorp.com

REBROADCAST DATES:	October 20, 2016 1:00 p.m. Eastern Time through November 3, 2016 11:59 p.m. Eastern Time

REBROADCAST NUMBERS:    (855) 859-2056 (U.S. and Canada) or (404) 537-3406 (International)
Passcode: 55071195

Some of the statements in this press release are forward-looking statements. Forward-looking statements include statements about our future earnings and financial condition, the timing of completion of the Columbus Container acquisition, expected benefits from acquisitions and facility closures, our industry and our business strategy. Statements that contain words such as “ will”, “should”, “anticipate”, “believe”, “expect”, “intend”, “estimate”, “hope” or similar expressions, are forward-looking statements. These forward-looking statements are based on the current expectations of PCA. Because forward-looking statements involve inherent risks and uncertainties, the plans, actions and actual results of PCA could differ materially. Among the factors that could cause plans, actions and results to differ materially from PCA’s current expectations include the following: the impact of general economic conditions; conditions in the paper and packaging industries, including competition, product demand and product pricing; fluctuations in wood fiber and recycled fiber costs; fluctuations in purchased energy costs; the possibility of unplanned outages or interruptions at our principal facilities; and legislative or regulatory requirements, particularly concerning environmental matters, as well as those identified under Item 1A. Risk Factors in PCA’s Annual Report on Form 10-K for the year ended December 31, 2015 filed with the Securities and Exchange Commission and available at the SEC’s website at “www.sec.gov”.

Packaging Corporation of America
Consolidated Earnings Results
Unaudited
(dollars in millions, except per-share data)

	Three Months Ended				Nine Months Ended
	September 30				September 30
	2016		2015		2016		2015
Net sales	$1,484.0		$1,470.8		$4,302.4		$4,350.8
Cost of sales	(1,154.5)	(1)	(1,142.5)	(2)	(3,353.8)	(1)	(3,427.9)	(2)
Gross profit	329.5		328.3		948.6		922.9
Selling, general, and administrative expenses	(116.9)		(112.7)		(346.0)		(345.9)
Other income (expense), net	(6.2)	(1)	3.8	(2)	(15.2)	(1)	(2.9)	(2)
Income from operations	206.4		219.4		587.4		574.1
Interest expense, net	(23.4)		(21.7)		(67.5)		(63.2)
Income before taxes	183.0		197.7		519.9		510.9
Provision for income taxes	(63.7)		(69.9)		(181.0)		(178.3)
Net income	$119.3		$127.8		$338.9		$332.6
Earnings per share:
Basic	$1.27		$1.31		$3.59		$3.39
Diluted	$1.26		$1.31		$3.58		$3.39

Computation of diluted earnings per share under the two class method:
Net income	$119.3		$127.8		$338.9		$332.6
Less: Distributed and undistributed income available to participating securities	(1.1)		(1.5)		(3.4)		(4.0)
Net income attributable to PCA shareholders	$118.2		$126.3		$335.5		$328.6
Diluted weighted average shares outstanding	93.6		96.6		93.7		96.9
Diluted earnings per share	$1.26		$1.31		$3.58		$3.39

Supplemental financial information:
Capital spending	$66.3		$76.0		$188.1		$217.9
Cash balance	$279.8		$186.9		$279.8		$186.9
 ____________

(1)
The three and nine months ended September 30, 2016 include closure costs related to corrugated products facilities and a paper products facility. The closure costs are recorded within "Other income (expense), net" and "Cost of sales", as appropriate. See page 3 for amounts recorded in each period.

The three and nine months ended September 30, 2016 include $2.9 million and $3.2 million of acquisition-related costs for the announced TimBar Corporation acquisition, which we recorded in "Other income (expense), net".
The nine months ended September 30, 2016 include $0.9 million of costs related to our withdrawal from a multiemployer pension plan for one of our corrugated products facilities. The costs correspond to our share of the pension plan's unfunded vested benefits, which we recorded in "Other income (expense), net".

(2)
The three and nine months ended September 30, 2015 include restructuring charges at our mill in DeRidder, Louisiana, which were recorded in "Other income (expense), net" and "Cost of sales", as appropriate. See page 3 for amounts recorded in each period.

The nine months ended September 30, 2015 include a $3.6 million tax credit from the State of Louisiana related to our capital investment and the jobs retained at the DeRidder, Louisiana mill, which was recorded as a benefit in "Other income (expense), net".
The three and nine months ended September 30, 2015 include Boise acquisition integration-related and other costs, primarily recorded in "Other income (expense), net". See page 3 for the amounts recorded in each period.
In September 2015, we sold the remaining land, buildings, and equipment at our paper mill site in St. Helens, Oregon, where we ceased paper production in December 2012. We recorded a $6.7 million gain on the sale in "Other income (expense), net".

Packaging Corporation of America
Segment Information
Unaudited
(dollars in millions)

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2016	2015	2016	2015
Segment sales
Packaging	$1,167.1	$1,144.4	$3,387.9	$3,385.9
Paper	292.8	291.9	840.1	870.3
Intersegment eliminations and other	24.1	34.5	74.4	94.6
	$1,484.0	$1,470.8	$4,302.4	$4,350.8

Segment income (loss)
Packaging	$179.6	$198.2	$533.5	$533.9
Paper	44.5	39.5	105.0	98.6
Corporate and Other	(17.7)	(18.3)	(51.1)	(58.4)
Income from operations	206.4	219.4	587.4	574.1
Interest expense, net	(23.4)	(21.7)	(67.5)	(63.2)
Income before taxes	$183.0	$197.7	$519.9	$510.9

Segment income (loss) excluding special items (1)
Packaging	$184.0	$194.4	$542.1	$542.0
Paper	45.0	32.8	106.7	91.9
Corporate and Other	(17.7)	(15.9)	(50.8)	(51.5)
	$211.3	$211.3	$598.0	$582.4

EBITDA excluding special items (1)
Packaging	$256.0	$267.9	$759.4	$757.2
Paper	59.3	46.1	149.1	132.5
Corporate and Other	(16.4)	(15.0)	(47.0)	(48.4)
	$298.9	$299.0	$861.5	$841.3
____________

(1)
Segment income (loss) excluding special items, earnings before interest, income taxes, and depreciation, amortization, and depletion (EBITDA), and EBITDA excluding special items are non-GAAP financial measures. Management excludes special items as it believes these items are not necessarily reflective of the ongoing results of operations of our business. We present these measures because they provide a means to evaluate the performance of our segments and our company on an ongoing basis using the same measures that are used by our management, because these measures assist in providing a meaningful comparison between periods presented and because these measures are frequently used by investors and other interested parties in the evaluation of companies and the performance of their segments. The tables included in "Reconciliation of Non-GAAP Financial Measures" on the following pages reconcile the non-GAAP measures with the most directly comparable GAAP measures. Any analysis of non-GAAP financial measures should be done only in conjunction with results presented in accordance with GAAP. The non-GAAP measures are not intended to be substitutes for GAAP financial measures and should not be used as such.

Packaging Corporation of America
Reconciliation of Non-GAAP Financial Measures
Unaudited
(dollars in millions)

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2016	2015	2016	2015
Packaging
Segment income	$179.6	$198.2	$533.5	$533.9
Facilities closure costs	1.5	—	4.8	—
Acquisition-related costs	2.9	—	2.9	—
Multiemployer pension withdrawal	—	—	0.9	—
DeRidder restructuring	—	(3.8)	—	5.4
Integration-related and other costs	—	—	—	2.7
Segment income excluding special items (1)	$184.0	$194.4	$542.1	$542.0

Paper
Segment income	$44.5	$39.5	$105.0	$98.6
Facilities closure costs	0.5	—	1.7	—
Sale of St. Helens paper mill site	—	(6.7)	—	(6.7)
Segment income excluding special items (1)	$45.0	$32.8	$106.7	$91.9

Corporate and Other
Segment loss	$(17.7)	$(18.3)	$(51.1)	$(58.4)
Acquisition-related costs	—	—	0.3	—
Integration-related and other costs	—	2.4	—	6.9
Segment loss excluding special items (1)	$(17.7)	$(15.9)	$(50.8)	$(51.5)

Income from operations	$206.4	$219.4	$587.4	$574.1

Income from operations, excluding special items(1)	$211.3	$211.3	$598.0	$582.4
 ____________

(1)	See footnote (1) on page 2, for a discussion of non-GAAP financial measures.

Packaging Corporation of America
Reconciliation of Non-GAAP Financial Measures
Unaudited
(dollars in millions)
Net Income and EPS Excluding Special Items (1)

	Three Months Ended September 30
	2016				2015
	Income before taxes	Income Taxes	Net Income	Diluted EPS	Income before taxes	Income Taxes	Net Income	Diluted EPS
As reported	$183.0	$(63.7)	$119.3	$1.26	$197.7	$(69.9)	$127.8	$1.31
Special items(2):
Facilities closure costs	2.0	(0.6)	1.4	0.02	—	—	—	—
Acquisition-related costs	2.9	(1.0)	1.9	0.02	—	—	—	—
DeRidder restructuring	—	—	—	—	(3.8)	1.5	(2.3)	(0.02)
Integration-related and other costs	—	—	—	—	2.4	(0.7)	1.7	0.02
Sale of St. Helens paper mill site	—	—	—	—	(6.7)	2.3	(4.4)	(0.05)
Total special items	4.9	(1.6)	3.3	0.04	(8.1)	3.1	(5.0)	(0.05)
Excluding special items	$187.9	$(65.3)	$122.6	$1.30	$189.6	$(66.8)	$122.8	$1.26

	Nine Months Ended September 30
	2016				2015
	Income before Taxes	Income Taxes	Net Income	Diluted EPS	Income before Taxes	Income Taxes	Net Income	Diluted EPS
As reported	$519.9	$(181.0)	$338.9	$3.58	$510.9	$(178.3)	$332.6	$3.39
Special items (2):
Facilities closure and other	6.5	(2.2)	4.3	0.04	—	—	—	—
Acquisition-related costs	3.2	(1.1)	2.1	0.02	—	—	—	—
Multiemployer pension withdrawal	0.9	(0.3)	0.6	0.01	—	—	—	—
DeRidder restructuring	—	—	—	—	5.4	(1.8)	3.6	0.04
Integration-related and other costs	—	—	—	—	9.6	(3.3)	6.3	0.06
Sale of St. Helens paper mill site	—	—	—	—	(6.7)	2.3	(4.4)	(0.04)
Total special items	10.6	(3.6)	7.0	0.07	8.3	(2.8)	5.5	0.06
Excluding special items	$530.5	$(184.6)	$345.9	$3.65	$519.2	$(181.1)	$338.1	$3.45

___________

(1)
Net income and earnings per share excluding special items are non-GAAP financial measures. Management excludes special items as it believes these items are not necessarily reflective of the ongoing results of operations of our business. We present these measures because they provide a means to evaluate the performance of our company on an ongoing basis using the same measures that are used by our management, because these measures assist in providing a meaningful comparison between periods presented and because these measures are frequently used by investors and other interested parties in the evaluation of companies and their performance. Any analysis of non-GAAP financial measures should be done only in conjunction with results presented in accordance with GAAP. The non-GAAP measures are not intended to be substitutes for GAAP financial measures and should not be used as such.

(2)
Special items are tax-effected at a combined federal and state income tax rate in effect for the period the special items were recorded. For all periods presented, income taxes on special items represent the current amount of tax. For more information related to these items, see the footnotes to the Consolidated Earnings Results on page 1.

Packaging Corporation of America
Reconciliation of Non-GAAP Financial Measures
Unaudited
(dollars in millions)
EBITDA and EBITDA Excluding Special Items (1)
EBITDA represents income before interest (interest expense and interest income), income taxes, and depreciation, amortization, and depletion. The following table reconciles net income to EBITDA and EBITDA excluding special items:

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2016	2015	2016	2015
Net income	$119.3	$127.8	$338.9	$332.6
Interest expense, net	23.4	21.7	67.5	63.2
Provision for income taxes	63.7	69.9	181.0	178.3
Depreciation, amortization, and depletion	88.0	87.7	264.3	267.9
EBITDA (1)	$294.4	$307.1	$851.7	$842.0
Special items:
Facilities closure costs	1.6	—	5.7	—
Acquisition-related costs	2.9	—	3.2	—
Multiemployer pension withdrawal	—	—	0.9	—
DeRidder restructuring	—	(3.8)	—	(3.6)
Integration-related and other costs	—	2.4	—	9.6
Sale of St. Helens paper mill site	—	(6.7)	—	(6.7)
EBITDA excluding special items (1)	$298.9	$299.0	$861.5	$841.3
 ____________

(1)	See footnote (1) on page 2, for a discussion of non-GAAP financial measures.

Packaging Corporation of America
Reconciliation of Non-GAAP Financial Measures
Unaudited
(dollars in millions)
The following table reconciles segment income (loss) to EBITDA excluding special items:

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2016	2015	2016	2015
Packaging
Segment income	$179.6	$198.2	$533.5	$533.9
Depreciation, amortization, and depletion	72.0	73.5	217.3	224.2
EBITDA (1)	251.6	271.7	750.8	758.1
Facilities closure costs	1.5	—	4.8	—
Acquisition-related costs	2.9	—	2.9	—
Multiemployer pension withdrawal	—	—	0.9	—
DeRidder restructuring	—	(3.8)	—	(3.6)
Integration-related and other costs	—	—	—	2.7
EBITDA excluding special items (1)	$256.0	$267.9	$759.4	$757.2

Paper
Segment income	$44.5	$39.5	$105.0	$98.6
Depreciation, amortization, and depletion	14.7	13.3	43.2	40.6
EBITDA (1)	59.2	52.8	148.2	139.2
Facilities closure costs	0.1	—	0.9	—
Sale of St. Helens paper mill site	—	(6.7)	—	(6.7)
EBITDA excluding special items (1)	$59.3	$46.1	$149.1	$132.5

Corporate and Other
Segment loss	$(17.7)	$(18.3)	$(51.1)	$(58.4)
Depreciation, amortization, and depletion	1.3	0.9	3.8	3.1
EBITDA (1)	(16.4)	(17.4)	(47.3)	(55.3)
Acquisition-related costs	—	—	0.3	—
Integration-related and other costs	—	2.4	—	6.9
EBITDA excluding special items (1)	$(16.4)	$(15.0)	$(47.0)	$(48.4)

EBITDA excluding special items (1)	$298.9	$299.0	$861.5	$841.3
 ____________

(1)	See footnote (1) on page 2, for a discussion of non-GAAP financial measures.